[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]




                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of Olsten Health Services Holding Corp. on Form S-4 which contains the Proxy Statement of Olsten Corporation and Subsidiaries of our report dated February 28, 1999, except as to the information presented in Notes 3, 6 and 14, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule which appears in Olsten Corporation and Subsidiaries Annual Report on Form 10-K/A for the year ended January 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We hereby consent to the use in this Registration Statement of Olsten Health Services Holding Corp. on Form S-4 of our report dated February 28, 1999, except as to the information presented in Notes 4, 8 and 15, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule of Olsten Health Services Holding Corp. and Subsidiaries, which appears in the Olsten Health Services Holding Corp. Prospectus annexed to such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
October 6, 1999